UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2022

NEOGEN CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-17988	38-2367843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place, Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

517-372-9200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.16 par value per share	NEOG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On September 1, 2022 (the “Closing Date”), Neogen Corporation (“Neogen” or the “Company”) and 3M Company (“3M”) completed the previously disclosed combination of Neogen and 3M’s food safety business (the “Food Safety Business”) in a Reverse Morris Trust transaction as contemplated by (1) that certain Agreement and Plan of Merger, dated as of December 13, 2021 (as amended or otherwise modified, the “Merger Agreement”), by and among Neogen, Nova RMT Sub, Inc., a Delaware corporation and wholly owned subsidiary of Neogen (“Merger Sub”), 3M and Garden SpinCo Corporation, a Delaware corporation and initially a wholly owned subsidiary of 3M (“SpinCo”), (2) that certain Separation and Distribution Agreement, dated as of December 13, 2021 (as amended by Amendment No. 1 thereto, dated as of August 31, 2022, as otherwise modified, the “Separation Agreement”), by and among Neogen, 3M and SpinCo and (3) that certain Asset Purchase Agreement, dated as of December 13, 2021, by and between Neogen and 3M (as amended or otherwise modified, the “Asset Purchase Agreement” and the transactions contemplated by the Asset Purchase Agreement, the Separation Agreement and the Merger Agreement, collectively, the “Transactions”).

In connection with the completion of the Transactions, (1) on or before the Closing Date, 3M transferred a portion of the business, operations, activities and assets that comprise the Food Safety Business to SpinCo and its subsidiaries (the “Contribution”), (2) thereafter, on the Closing Date, 3M distributed all of the shares of common stock, par value $0.01 per share, of SpinCo (the “SpinCo common stock”) to certain stockholders of 3M in a split-off pursuant to the Separation Agreement (the “Distribution”), (3) following the Distribution on the Closing Date, Merger Sub merged with and into SpinCo (the “Merger”), with SpinCo surviving the Merger as a wholly owned subsidiary of Neogen and being renamed Neogen Food Safety Corporation, and (4) immediately following the Merger, Neogen and certain of its subsidiaries acquired certain assets and assumed certain liabilities related to the Food Safety Business directly from certain 3M subsidiaries pursuant to the Asset Purchase Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of SpinCo common stock (other than shares of SpinCo common stock held by SpinCo as treasury stock or held by Neogen or Merger Sub, which shares were automatically canceled for no consideration) was automatically converted into the right to receive one share of common stock, par value $0.16 per share, of Neogen (the “Neogen common stock”) and cash in lieu of any fractional shares of Neogen common stock. Neogen issued a total of 108,269,946 shares of Neogen common stock in the Merger, representing 50.1% of the total issued and outstanding shares of Neogen common stock immediately following the Merger. In addition, (1) pursuant to the Separation Agreement and in partial consideration for the Contribution, prior to the Distribution SpinCo issued $350.0 million in aggregate principal amount of 8.625% senior notes due 2030 (the “SpinCo Notes”) to 3M and made a cash payment to 3M of approximately $420.0 million (the “SpinCo Cash Payment”), which is subject to a post-closing working capital adjustment under the Separation Agreement, and (2) pursuant to the Asset Purchase Agreement, Neogen made (or caused to be made) an aggregate cash payment to 3M and certain 3M subsidiaries on the Closing Date of approximately $181.6 million (the “Asset Purchase Payment”).

Item 1.01.	Entry into a Material Definitive Agreement.

Transaction Agreements

On the Closing Date, in connection with the consummation of the Merger and in accordance with the Separation Agreement and the Merger Agreement, Neogen, 3M, SpinCo and certain of their subsidiaries, as applicable, entered into certain additional agreements, including:

•
a Tax Matters Agreement, by and among the Company, SpinCo and 3M (the “Tax Matters Agreement”), which governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the retention of tax records, the control of audits and other tax proceedings and other matters regarding taxes, including cooperation and information sharing with respect to tax matters;

•
an Intellectual Property Cross License Agreement, by and among 3M, SpinCo and 3M Innovative Properties Company (the “IP Cross License Agreement”), which sets forth the terms and conditions under which SpinCo and 3M each grant and receive licenses to use certain intellectual property owned or controlled by the granting party;

•
a Transitional Trademark License Agreement, by and among the Company, 3M, SpinCo and 3M Innovative Properties Company (the “Trademark License Agreement”), which sets forth the terms and conditions under which SpinCo, Neogen, and their respective affiliates will receive a transitional worldwide, royalty-free and non-exclusive license to continue using certain trademarks owned by 3M (including the “3M” trademark) and 3M Innovative Properties Company;

•
a Transition Services Agreement, by and among the Company, 3M and SpinCo (the “TSA”), which sets forth the terms and conditions upon which 3M will provide certain services to the Company on a transitional basis following the Closing Date in connection with the operation of the Food Safety Business. Under the TSA, 3M will provide to SpinCo certain transition services in the following principal functional areas: (i) accounting and finance services; (ii) information technology services; (iii) supply chain services; and (iv) IT systems access services.

•
a Transition Distribution Services Agreement, by and among the Company, 3M and SpinCo (the “TDSA”), which sets forth the terms and conditions under which 3M will act as a limited, non-exclusive distributor of certain Food Safety Business products in certain countries, in order to facilitate the integration of the Food Safety Business with Neogen as the Food Safety Business transitions off of 3M’s distribution channels;

•
a Transition Contract Manufacturing Agreement, by and among the Company, 3M and SpinCo (the “TCMA”), which sets forth the terms and conditions under which 3M will provide contract manufacturing services to SpinCo for certain products, including manufacturing and selling to SpinCo certain products that SpinCo would not be able to source readily as of the Closing Date from an alternative provider or contract manufacturer;

•
a Distribution Agreement, by and between 3M and SpinCo (the “Clean-Trace(TM) Distribution Agreement”), which sets forth the terms and conditions on which SpinCo will manufacture, supply and sell to 3M and 3M will distribute and resell certain Clean-Trace(TM) consumable and equipment products; and

•
a Real Estate License Agreement, by and between certain subsidiaries of the Company and 3M and certain of its subsidiaries (the “RELA”), pursuant to which 3M or its applicable subsidiary will provide a license to the applicable Neogen subsidiary so that certain Neogen employees may continue to use certain premises owned or leased by 3M for a limited period following the closing of the Transactions (the “Closing”) while Neogen transitions the operations of the Food Safety Business.

A summary of the material terms of each of the agreements described above is also contained in the section entitled “Additional Agreements Related to the Separation and the Merger” in the Company’s Registration Statement on Form S-4 (Registration No. 333-263667), as amended or supplemented, which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 4, 2022 (the “Neogen Registration Statement”), which description is incorporated by reference into this Item 1.01.  Each of the foregoing descriptions does not purport to be complete and is qualified in its entirety by reference to each of the Tax Matters Agreement, the IP Cross License Agreement, the Trademark License Agreement, the TSA, the TDSA, the TCMA, the Clean-Trace(TM) Distribution Agreement and the RELA, copies of which are attached hereto as Exhibits 10.1 through 10.8, respectively, and incorporated by reference into this Item 1.01.

Financing Matters

Senior Secured Credit Agreement

As previously disclosed, on June 30, 2022, SpinCo entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and certain banks and other financial institutions party thereto (the “Senior Secured Credit Agreement”), which provides for a 5-year $650.0 million senior secured term loan facility (the “Term Loan Facility”) and a 5-year $150.0 million revolving credit facility (the “Revolving Credit Facility” and, collectively with the Term Loan Facility, the “Senior Secured Credit Facilities”). On August 31, 2022 (the “Term Loan Closing Date”), SpinCo borrowed $650.0 million of term loans (the “Terms Loans”) under the Term Loan Facility, and (1) a portion of the Term Loans were used by SpinCo to finance the SpinCo Cash Payment on the Term Loan Closing Date and (2) a portion of the Term Loans were loaned by SpinCo to Neogen on the Term Loan Closing Date pursuant to an intercompany loan agreement in order to finance Neogen’s payment of the Asset Purchase Payment.

On the Closing Date, (i) pursuant to a joinder agreement, Neogen was joined as a borrower under the Senior Secured Credit Agreement and (ii) pursuant to a guarantee agreement, each of Neogen and certain of its subsidiaries agreed to guarantee certain payment and performance obligations of the obligors under the Senior Secured Credit Agreement and related loan documents. In addition, as of the Effective Time, the obligations under the Senior Secured Credit Facilities were secured by a first-priority lien on substantially all of Neogen’s, SpinCo’s, and each subsidiary guarantor’s tangible and intangible personal property, including the capital stock of each borrower’s and guarantor’s direct material restricted subsidiaries, subject to certain exceptions.

The Senior Secured Credit Agreement permits the following types of borrowings at the following interest rates:

•
borrowing of loans that bear interest at a rate based on the daily simple SOFR, plus a 0.10% credit spread adjustment, subject to a floor of 0.00% per annum (“Adjusted Daily Simple SOFR”). Such Adjusted Daily Simple SOFR loans bear an interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the applicable margin,

•
borrowing of loans that bear interest at a rate based on the term SOFR rate, plus a 0.10% credit spread adjustment, subject to a floor of 0.00% per annum (“Adjusted Term SOFR Rate”). Such Adjusted Term SOFR Rate loans bear an interest during each interest period at a rate per annum equal to the Adjusted Term SOFR Rate plus the applicable margin, or

•
borrowing of loans that bear interest at an alternate base rate, subject to a floor of 1.00% per annum, equal to the highest of (x) the rate of interest in effect as publicly announced by The Wall Street Journal as the prime rate, (y) the federal funds effective rate plus 0.50% and (z) the Adjusted Term SOFR Rate for an interest period of one month plus 1.00%, in each case, plus an applicable margin.

The applicable margin is (i) in the case of Adjusted Daily Simple SOFR loans and Adjusted Term SOFR Rate loans, 2.25%, and (ii) in the case of loans which bear interest at the alternate base rate, 1.25% in each case, subject to certain step-downs based on achievement of certain total leverage ratios. The borrowers under the Senior Secured Credit Agreement can elect one, three or six months interest periods in the case of the Adjusted Term SOFR Rate loans.

The Revolving Credit Facility will be subject to the following fees: (i) commencing on the Term Loan Closing Date, a commitment fee of 0.35% per annum, payable quarterly in arrears with respect to the unused portion of the facility, subject to certain step-downs based on achievement of certain total leverage ratios, (ii) a letter of credit fronting fee equal to 0.125% per annum (or such lesser amount as may be agreed in writing with the relevant issuing lender) on the aggregate face amount of each letter of credit outstanding and (iii) certain other customary fees and expenses.

The Senior Secured Credit Agreement permits voluntary prepayment of loans and/or reduction of commitments under the Senior Secured Credit Facilities, in whole or in part, in certain minimum principal and/or commitment amounts with prior notice and subject to customary breakage provisions. The Term Loan Facility must be repaid with (a) 100% of the net cash proceeds of certain asset sales in excess of a loan threshold and casualty and condemnation events, in each case, subject to reinvestment rights, and (b) 100% of the net proceeds of the incurrence or issuance of prohibited indebtedness, in each case, subject to certain exceptions. Mandatory prepayments are not required under the Revolving Credit Facility. The Term Loan Facility will amortize in nineteen consecutive quarterly installments in an amount equal to (i) in years 1 and 2, 2.5% of the original principal amount per annum, (ii) in years 3 and 4, 5.0% of the original principal amount per annum and (iii) only in year 5, 7.5% of the original principal amount per annum, with the remaining balance due at the final maturity. Amounts outstanding under the Revolving Credit Facility will have to be repaid on the fifth anniversary of the Term Loan Closing Date, unless commitments under such Revolving Credit Facility are terminated earlier.

The Senior Secured Credit Agreement contains customary covenants, including, but not limited to, restrictions on Neogen’s, SpinCo’s and each of their restricted subsidiaries’ ability to merge, consolidate or amalgamate with other companies or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), incur indebtedness, grant liens or security interests on assets, make restricted payments (including dividends or other distributions), make prepayments of certain junior indebtedness, enter into transactions with affiliates, make certain dispositions and investments, or change their fiscal year or line of business, in each case, subject to certain exceptions. In addition, the Senior Secured Credit Agreement contains financial covenants that will require that Neogen maintain (i) a maximum total leverage ratio not in excess of 4.50 to 1.00 (subject to increase in certain circumstances, subject to certain conditions) and (ii) a minimum consolidated interest coverage ratio of not less than 2.50 to 1.00. The Senior Secured Credit Agreement also contains customary events of default.

The foregoing description of Senior Secured Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Senior Secured Credit Agreement, a copy of which is attached hereto as Exhibit 10.9 and incorporated by reference into this Item 1.01.

SpinCo Notes Indenture

As previously disclosed, on July 20, 2022, SpinCo issued $350.0 million in aggregate principal amount of 8.625% senior notes due 2030 pursuant to an indenture by and among SpinCo, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”). The SpinCo Notes were issued by SpinCo to 3M and then transferred and delivered by 3M to a selling securityholder pursuant to a debt exchange undertaken by 3M for existing indebtedness incurred by 3M in the aggregate principal amount of $350.0 million.

Upon the consummation of the Merger, Neogen and certain of its subsidiaries (collectively with Neogen, the “Neogen Guarantors”) became party to the Indenture pursuant to a Supplemental Indenture, dated as of September 1, 2022, among SpinCo, the Neogen Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Supplemental Indenture”), whereby the Neogen Guarantors provided a full and unconditional guarantee of SpinCo’s obligations in respect of the SpinCo Notes and the Indenture, subject to the terms of the Indenture. Upon consummation of the Distribution, 3M was automatically, unconditionally and irrevocably released as a guarantor of the Spinco Notes.

The SpinCo Notes mature on July 20, 2030 and bear interest at a rate of 8.625% per annum, payable in cash on January 20 and July 20 of each year, beginning on January 20, 2023. The SpinCo Notes are senior unsecured obligations of SpinCo.

The SpinCo Notes may be redeemed, in whole or in part, (i) at any time prior to July 20, 2027, at a redemption price equal to 100% of the aggregate principal amount of the SpinCo Notes, plus a customary make-whole premium, and (ii) at any time on or after July 20, 2027, at a fixed percentage of the principal amount, in each case, plus accrued and unpaid interest, if any, through, but excluding, the applicable redemption date.

The Indenture contains customary terms for high yield senior notes of this type, including covenants relating to debt incurrence, liens, restricted payments, assets sales and transactions with affiliates. The Indenture also provides for customary events of default (subject, in certain cases, to customary grace periods), including nonpayment on the SpinCo Notes, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness over a specified threshold, failure to pay certain judgments over a specified threshold and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee under the Indenture or holders of at least 25% of the aggregate principal amount of all then outstanding SpinCo Notes may declare the principal, premium, if any, and accrued and unpaid interest on all the then outstanding SpinCo Notes of such series to be due and payable immediately.

The foregoing description of the Indenture and the SpinCo Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Supplemental Indenture, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference into this Item 1.01.

Item 1.02  Termination of a Material Definitive Agreement.

Effective as of September 1, 2022, all amounts outstanding under that certain Amended and Restated Credit Agreement, dated as of November 30, 2016, by and between the Company and JPMorgan Chase Bank, N.A. (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of November 30, 2018, and that certain Second Amendment to Amended and Restated Credit Agreement, dated as of November 30, 2020, the “Amended and Restated Credit Agreement”) were repaid, and the Amended and Restated Credit Agreement, including any commitments thereunder, was terminated.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Transactions, including the Merger, were consummated pursuant to the Merger Agreement, the Separation Agreement and the Asset Purchase Agreement. At the Effective Time, each issued and outstanding share of SpinCo common stock (except for shares of SpinCo common stock held by SpinCo as treasury stock or by Neogen or Merger Sub, which shares were canceled for no consideration) was automatically converted into the right to receive one share of Neogen common stock (together with cash in lieu of any fractional shares of Neogen common stock) based on the exchange ratio set forth in the Merger Agreement. Under the Merger Agreement, the exchange ratio means the greater of (1) 108,185,928 or (2) the product of (i) the number of shares of Neogen common stock issued and outstanding immediately prior to the Effective Time, which was 107,837,730, multiplied by (ii) 1.00400802, in the case of each of clauses (1) or (2), divided by the number of shares of SpinCo common stock issued and outstanding immediately prior to the Effective Time. As a result of the exchange ratio pursuant to the Merger Agreement, immediately following the Effective Time SpinCo stockholders held, in the aggregate, approximately 50.1% of the outstanding shares of Neogen Common Stock outstanding immediately following the Effective Time and pre-Merger Company shareholders held, in the aggregate, approximately 49.9% of the shares of Neogen common stock outstanding immediately following the Effective Time.

Pursuant to the Merger Agreement, Neogen agreed to appoint two (2) individuals selected by 3M that meet the requirements under the rules and regulations of the Nasdaq to be considered independent directors on the Neogen board of directors and who are reasonably acceptable to Neogen (the “Designated Directors”), taking into account their skills and background and the composition and diversity of the Neogen board of directors, effective as of the Effective Time. In connection with the consummation of the Transactions and without otherwise altering Neogen’s obligations under the Merger Agreement following the Closing in respect of the Designated Directors, Neogen and 3M agreed to complete the process required to appoint the Designated Directors, and Neogen agreed to make such appointments as promptly as practicable following the Closing and the determination thereof.

In connection with the Transactions, the Company, 3M and SpinCo entered into certain additional agreements relating to, among other things, certain tax matters and the provision of certain transition services during a transition period following the consummation of the Merger. The information set forth in the Explanatory Note and in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The Neogen Registration Statement also sets forth certain additional information regarding the Transactions under the sections entitled “The Transactions” and “The Transaction Agreements”, and such information is incorporated by reference into this Item 2.01. The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Separation Agreement, including Amendment No. 1 thereto, and the Asset Purchase Agreement, copies of which are attached as Exhibits 2.1, 2.2, 2.3, and 2.4, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 2.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Financing Matters” is incorporated by reference into this Item 2.03.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On the Closing Date, in connection with the consummation of the Merger and as approved by the Company’s shareholders at a special meeting held on August 17, 2022, the Company amended its Articles of Incorporation (the “Charter Amendment”) to (1) increase the number of authorized shares of Neogen common stock from 240,000,000 shares of Neogen common stock to 315,000,000 shares of Neogen common stock and (2) increase the maximum number of directors that may serve on the board of directors of Neogen from nine (9) directors to eleven (11) directors.

Amendment to Bylaws

On the Closing Date, in connection with the consummation of the Merger and as approved by the Company’s shareholders at a special meeting held on August 17, 2022, the Company amended its bylaws (the “Bylaw Amendment”) to (1) increase the maximum number of directors that may serve on the board of directors of Neogen from nine (9) directors to eleven (11) directors and (2) permit the board of directors of Neogen to make future amendments to the Neogen bylaws without first obtaining the approval of Neogen shareholders.

Each of the foregoing descriptions does not purport to be complete and is qualified in its entirety by reference to each of the Charter Amendment and the Bylaw Amendment, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively and are incorporated by reference into this Item 5.03.

Item 8.01.  Other Events.

On the Closing Date, the Company issued a press release announcing the completion of the Transactions, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited combined financial statements of the Food Safety Business as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019, and the related notes thereto, were included in the Neogen Registration Statement and are incorporated by reference into this Item 9.01(a).

The unaudited interim combined financial statements of the Food Safety Business as of June 30, 2022 and for the three and six months ended June 30, 2022 and June 30, 2021, and the related notes thereto, are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the Company and the Food Safety Business as of May 31, 2022 and for the twelve months ended May 31, 2022, and the related notes thereto, were included in the Company’s Current Report on Form 8-K filed on August 12, 2022, and are incorporated by reference into this Item 9.01(b).

(d) Exhibits.

Exhibit Index

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of December 13, 2021, by and among 3M Company, Garden SpinCo Corporation, Neogen Corporation and Nova RMT Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Neogen Corporation on December 15, 2021).*

2.2
Separation and Distribution Agreement, dated as of December 13, 2021, by and among 3M Company, Garden SpinCo Corporation and Neogen Corporation (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Neogen Corporation on December 15, 2021).*

2.3	Amendment No. 1 to the Separation and Distribution Agreement, dated as of August 31, 2022, by and among 3M Company, Garden SpinCo Corporation and Neogen Corporation.*

2.4
Asset Purchase Agreement, dated as of December 13, 2021, by and between 3M Company and Neogen Corporation (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed by Neogen Corporation on December 15, 2021).*

3.1	Certificate of Amendment to Restated Articles of Incorporation of Neogen Corporation.

3.2	Amendment to Bylaws of Neogen Corporation.

4.1
Senior Notes Indenture for 8.625% Senior Notes due 2030, dated as of July 20, 2022, among Garden SpinCo Corporation, as issuer, the guarantors party thereto from time to time, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 10.10 to Neogen’s Registration Statement on Form S-4 (Registration No. 333-263667), filed with the SEC on July 27, 2022).*

4.2
Supplemental Indenture, dated as of September 1, 2022, among Neogen Food Safety Corporation (f/k/a Garden SpinCo Corporation), as issuer, U.S. Bank Trust Company, National Association, as trustee, Neogen Corporation and certain of its subsidiaries.

10.1	Tax Matters Agreement, dated as of September 1, 2022, by and among 3M Company, Garden SpinCo Corporation and Neogen Corporation.*

10.2	Intellectual Property Cross-License Agreement, dated as of September 1, 2022, by and between 3M Company and Garden SpinCo Corporation.*

10.3	Trademark Transitional License Agreement, dated as of September 1, 2022, by and among 3M Company, 3M Innovative Properties Company, Neogen Corporation and Garden SpinCo Corporation.*†

10.4	Transition Services Agreement, dated as of September 1, 2022, by and among 3M Company, Garden SpinCo Corporation and Neogen Corporation.*†

10.5	Transition Distribution Services Agreement, dated as of September 1, 2022, by and among 3M Company, Garden SpinCo Corporation and Neogen Corporation.*†

10.6	Transition Contract Manufacturing Agreement, dated as of September 1, 2022, by and among 3M Company, Garden SpinCo Corporation and Neogen Corporation.*†

10.7	Clean-Trace(TM) Distribution Agreement, dated as of September 1, 2022, by and between 3M Company and Garden SpinCo Corporation.*†

10.8	Real Estate License Agreement, dated as of September 1, 2022, by and among certain subsidiaries of Neogen Corporation, 3M Company and certain of its subsidiaries.*

10.9
Credit Agreement, dated as of June 30, 2022, among Garden SpinCo Corporation, as borrower, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, and joined thereto as of September 1, 2022 by Neogen Corporation, as a borrower (incorporated by reference to Exhibit 10.9 to Neogen’s Registration Statement on Form S-4 (Registration No. 333-263667), filed with the SEC on July 27, 2022).*

99.1	Press Release dated September 1, 2022.

99.2
Audited annual combined financial statements of the Food Safety Business as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019 (incorporated by reference to the Annual Food Safety Business Combined Financial Statements included starting on page F-11 of Neogen’s Registration Statement on Form S-4 (Registration No. 333-263667), filed with the SEC on August 4, 2022).

99.3
Unaudited interim combined financial statements of the Food Safety Business as of June 30, 2022 and for the three and six months ended June 30, 2022 and June 30, 2021 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by 3M Company on August 12, 2022).

99.4
Unaudited pro forma condensed combined financial information of Neogen and the Food Safety Business as of May 31, 2022 and for the twelve months ended May 31, 2022 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by Neogen Corporation on August 12, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits, schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the SEC upon request.

†	Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neogen Corporation

Date: September 1, 2022	By:	/s/ Amy M. Rocklin
		Name:	Amy M. Rocklin
		Title:	Vice President, General Counsel and Corporate Secretary